                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus/Information Statement of Apartment Investment and Management Company of our report dated January 28, 2000 relating to the financial statements and financial statement schedules, which appears in Oxford Tax Exempt Fund II Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                     /s/  PRICEWATERHOUSECOOPERS LLP


Washington, D.C.
November 29, 2000